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                                                               EXHIBIT NO. 99.11




INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 15 to Registration Statement No. 33-37615 of MFS Institutional Trust, on behalf of MFS Institutional Emerging Equities Fund, MFS Institutional Global Fixed Income Fund (formerly known as MFS Institutional Worldwide Fixed Income
Fund), MFS Institutional Emerging Markets Debt Fund (formerly known as MFS Institutional Emerging Markets Income Fund), MFS Institutional International Equity Fund, MFS Institutional Mid-Cap Growth Fund (formerly known as MFS Institutional Mid-Cap Growth Equity Fund), MFS Institutional Research Fund and MFS Institutional Core Fixed Income Fund (formerly known as MFS Institutional Core Plus Fixed Income Fund), of our reports dated August 1, 1997 appearing in the annual reports to shareholders for the year ended June 30, 1997, and to the references to us under the headings "Condensed Financial Information" in the Prospectus and "Independent Auditors and Financial Statements" in the Statement of Additional Information, which are part of such Registration Statement.



DELOITTE & TOUCHE LLP

Boston, Massachusetts
October 23, 1997